EXHIBIT 99.1

Superior Uniform Group Announces First Quarter Operating Results

SEMINOLE, Fla., April 23, 2009 (GLOBE NEWSWIRE) -- Superior Uniform Group, Inc. (Nasdaq:SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the first quarter ended March 31, 2009, loss from continuing operations was $(502,945) or $(0.08) per share (diluted) compared to earnings from continuing operations of $914,808 or $.14 per share (diluted) reported for the quarter ended March 31, 2008. Net sales for the 2009 first quarter were $23,716,094 compared with 2008 first quarter sales of $33,282,630.

In making the earnings announcement, Michael Benstock, Chief Executive Officer, stated: "The current economic environment in the United States has been more challenging than almost any time in our 85 plus years in business. Our customers are delaying expansions, reducing locations, reducing headcounts and experiencing lower employee turnover than ever. To sum it up, fewer available jobs coupled with less attrition results in lower net sales of uniforms. Additionally, our customers are being more cost conscious and are delaying purchases of new uniforms whenever possible. As a result of these significant declines in our revenue, we have implemented aggressive cost reduction initiatives to limit the impact on our results of operations. These initiatives are aimed at eliminating nonessential positions, streamlining our existing processes and shifting administrative positions to our Central American subsidiary where possible. As a result of these initiatives, we have eliminated approximately $3.8 million in payroll and related benefits on an annual basis. These specific initiatives were started during the first quarter of 2009 and are expected to produce total payroll related savings during fiscal 2009 of approximately $2.9 million. These initiatives are in addition to prior year staff reductions and tight operating expense controls that we have implemented.

"We generated over $5.5 million in cash from operations in the first quarter of 2009. We were able to eliminate all of our outstanding debt as of the end of the quarter. We remain focused on generating positive cash flows through both expense control and working capital management. Our current position of financial strength will allow us to weather the current economic environment while still being able to support our long-term growth initiatives to strengthen our performance and maintaining our priority of providing superior service to our customers. We are pursuing potential strategic acquisitions to help achieve these objectives. Finally, we remain committed to reacquiring shares of our common stock. We have an active repurchase program with an outstanding authorization to repurchase an additional 570,000 shares as of March 31, 2009."

ABOUT SUPERIOR

Superior Uniform Group, Inc., established in 1920, is one of America's foremost providers of fine uniforms and image apparel. Superior manages award-winning apparel programs for major corporations. They are leaders in innovative uniform program designs, global manufacturing, and state-of-the-art distribution.

Superior's financial strength and resources support a customer's diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture. Their commitment to service, technology, quality and value-added benefits separates them from the competition in each of their seven primary markets: Healthcare, Hospitality, Food Service, Retail Employee I.D., Government Service, Private Security, and Rental Service. For more information please call (800) 727-8643, or visit their Web site at: www.superioruniformgroup.com.

Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company's SEC filings, which could cause actual results to differ from those projected.

                SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         THREE MONTHS ENDED MARCH 31,
                                 (Unaudited)

                                               2009           2008
                                           ------------- -------------

 Net sales                                 $ 23,716,094  $ 33,282,630
                                           ------------- -------------

 Costs and expenses:
      Cost of goods sold                     16,309,134    22,374,053
      Selling and administrative
       expenses                               8,070,128     9,299,628
      Interest expense                           39,777       104,141
                                           ------------- -------------
                                             24,419,039    31,777,822
                                           ------------- -------------

 (Loss) earnings from continuing
  operations before taxes on income            (702,945)    1,504,808
 Income tax (benefit) expense                  (200,000)      590,000
                                           ------------- -------------
 (Loss) earnings from continuing
  operations                                   (502,945)      914,808
 Loss from discontinued operations,
  net of tax benefit of $-0- and
  $65,000, respectively                              --      (113,438)
                                           ------------- -------------
 Net (loss) earnings                       $   (502,945)   $  801,370
                                           ============= =============

 Per Share Data:
 Basic

      (Loss) earnings from continuing
       operations                          $      (0.08) $       0.14
      Loss from discontinued operations,
       net of tax benefits                           --         (0.02)
                                           ------------- -------------
      Net (loss) earnings                  $      (0.08) $       0.12
                                           ============= =============
 Diluted

      (Loss) earnings from continuing
       operations                          $      (0.08) $       0.14
      Loss from discontinued operations,
       net of tax benefits                           --         (0.02)
                                           ------------- -------------
      Net (loss) earnings                  $      (0.08) $       0.12
                                           ============= =============

 Cash dividends per common share           $      0.135  $      0.135
                                           ============= =============

              SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               MARCH 31,
                              (Unaudited)

                                ASSETS

                                           2009          2008
                                       -----------   -----------

 CURRENT ASSETS:
       Cash and cash equivalents       $   901,902   $   782,244
       Accounts receivable and
        other current assets            18,238,341    24,458,942
       Inventories                      39,677,293    47,650,278
                                       -----------   -----------

           TOTAL CURRENT ASSETS         58,817,536    72,891,464

 PROPERTY, PLANT AND EQUIPMENT, NET     11,838,797    12,981,091
 GOODWILL                                       --     1,617,411
 OTHER INTANGIBLE ASSETS                   476,317       714,476
 DEFERRED INCOME TAXES                   2,855,000            --
 OTHER ASSETS                              233,757     2,189,107
                                       -----------   -----------

                                       $74,221,407   $90,393,549
                                       ===========   ===========

               LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
       Accounts payable                $ 4,818,579   $ 5,700,404
       Other current liabilities         2,156,001     2,923,461
       Current portion of long-term
        debt                                    --     1,577,691
                                       -----------   -----------

           TOTAL CURRENT LIABILITIES     6,974,580    10,201,556

 LONG-TERM DEBT                                 --     5,354,150
 LONG-TERM PENSION LIABILITY             7,038,176       939,653
 OTHER LONG-TERM LIABILITIES               665,000       640,000
 DEFERRED INCOME TAXES                          --       725,000
                                       -----------   -----------

 SHAREHOLDERS' EQUITY                   59,543,651    72,533,190
                                       -----------   -----------

                                       $74,221,407   $90,393,549
                                       ===========   ===========

CONTACT:  Superior Uniform Group, Inc.
          Andrew D. Demott, Jr., CFO
          (727) 803-7135

          Edelman
          Michael McCullough
          (404) 832-6372